UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

CURRENT REPORT

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

UNITED TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	06-0570975
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Farm Springs Road Farmington, Connecticut	06032
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which each class is to be registered
1.150% Notes due 2024	New York Stock Exchange
2.150% Notes due 2030	New York Stock Exchange
Floating Rate Notes due 2020	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-211035.

Securities to be registered pursuant to Section 12(g) of the Act:

    None

(Title of Class)

Item 1	Description of Registrant’s Securities to be Registered.

The description of the 1.150% Notes due 2024, the 2.150% Notes due 2030 and the Floating Rate Notes due 2020 (collectively, the “Notes”) of United Technologies Corporation (the “Registrant” or “UTC”) to be registered hereunder appearing under the caption “Description of Debt Securities” in the Prospectus dated April 29, 2016 included in the Registrant’s automatic shelf registration statement on Form S-3ASR (No. 333-211035) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 on April 29, 2016, and under the caption “Description of the Notes” in the Prospectus Supplement filed with the Commission on May 16, 2018 relating to the offering of the Notes, are incorporated herein by reference to such filings.

Item 2	Exhibits.

4.1	Amended and Restated Indenture, dated as of May 1, 2001, between UTC and The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York (incorporated by reference to Exhibit 4(a) to UTC’s Registration Statement on Form S-3, File No. 333-60276, filed with the Commission on May 4, 2001).

4.2	Designated Officers’ Certificate, dated May 18, 2018 (with form of 1.150% Notes due 2024, the 2.150% Notes due 2030 and the Floating Rate Notes due 2020).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION

By:	/s/ Ariel David
Name: Ariel David
Title: Vice President, Associate General Counsel
& Assistant Secretary

Date: May 18, 2018